Exhibit 10.7(c)

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 3, 2020, by and among OUSTER, INC., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and RUNWAY GROWTH CREDIT FUND INC., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

A. Borrowers, Agent and Lenders are parties to that certain Loan and Security Agreement, dated November 27, 2018, as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 28, 2019 and that certain Second Amendment to Loan and Security Agreement, dated as of August 5, 2019 (as further amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”).

B. The parties desire to amend the Agreement in accordance with this Amendment.

1.	AMENDMENTS

1.1 Section 6.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.10 Financial Covenant. Borrower Representative shall have provided evidence reasonably satisfactory to Agent on or prior to each date specified in the schedule below of its receipt of gross cash proceeds of at least the amount set forth opposite such date (excluding proceeds from the conversion of or cancellation of Indebtedness) from (i) one or more bona fide equity financings consummated after the Third Amendment Effective Date, or (ii) the issuance of Subordinated Debt on terms reasonably acceptable to Agent on or after the Third Amendment Effective Date.

Date	Required Gross Cash Proceeds
April 7, 2020	$15,000,000
July 31, 2020	$6,432,000

After April 7, 2020 and until such time as all gross cash proceeds in accordance with the foregoing are received (such date, the “Equity Milestone Achievement Date”), Borrower Representative shall maintain at all times unrestricted cash in a Collateral Account subject to an Account Control Agreement in favor of Agent of at least $4,000,000.

1.2 Exhibit A is hereby amended amending and restating or adding the following defined terms in appropriate alphabetical order, as applicable:

“Final Payment” means (i) in connection with any partial prepayment of the Loans, a payment in an amount of 5.0% of the principal amount prepaid, and (ii) in connection with the payment in full of the Loans, a payment equal to 5.0% of the aggregate original principal amount of the Loans made hereunder, less the aggregate amount of all payments made in accordance with the foregoing clause (i).

“Third Amendment Effective Date” means April 3, 2020.

1.3 Exhibit D to the Agreement is hereby amended and restated to read as set forth on Exhibit D attached hereto.

2.	REPRESENTATIONS AND WARRANTIES

2.1 Borrowers represent and warrant that

(a) the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(b) each Borrower has the power and authority to execute and deliver this Amendment and perform its obligations under the Agreement, as amended by this Amendment;

(c) the execution and delivery by each Borrower of its obligations under the Agreement, as amended by this Amendment, have been duly authorized by all requisite action;

(d) the execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material contractual restriction in any material agreement with a Person binding on such Borrower, (c) any order, judgment or decree of any Governmental Authority binding on such Borrower, or (d) the Operating Documents of such Borrower;

(e) the execution and delivery by each Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, except as already has been obtained or made; and

(f) this Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.	CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is subject to the following conditions precedent:

3.1 Agent shall have received this Amendment, duly executed by Borrowers;

3.2 Agent shall have received a certificate of Borrower Representative, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board with respect to this Amendment, (iii) any resolutions, consent or waiver duly approved by the requisite holders of Borrower Representative’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

3.3 Agent shall have received evidence reasonably satisfactory to Agent that Borrower Representative has received net cash proceeds of at least $8,568,000 from the sale and issuance of its Subordinated Debt to investors in one or more transactions consummated on or prior to the date hereof; and

3.4 Borrowers shall have paid an amendment fee of $7,500 and any Lender Expenses due and payable as of the date hereof, which Borrowers hereby authorize may be debited by Agent, on behalf of Lender, in accordance with Section 2.5 of the Agreement.

4.	ADDITIONAL AGREEMENTS

4.1 Board Observer Rights. Until the Equity Milestone Achievement Date, a designee of Lenders (initially Greg Greifeld) (the “Board Observer”) shall be entitled to attend all meetings of the Board or any committee or subcommittee of the Board of Borrower Representative (including closed or executive sessions) and all update calls to the Board, including with respect to any proposed acquisition or financing transaction, and shall receive notice of any such meeting or update call and any materials provided to the Board or such committee or subcommittee substantially concurrently with other members of the Board or such committee or subcommittee. Notwithstanding the foregoing, the Board Observer shall not be entitled to be in attendance for any discussions (or receive materials) relating to topics which, and to the extent that the Borrower Representative’s Board reasonably determines in good faith that, (a) are subject to attorney-client privilege with respect to pending or threatened litigation, (b) present a conflict of interest for such Board Observer, the Agent or any Lender, and (c) contain Borrower Representative’s trade secrets or other highly confidential and sensitive technical information that should not be shared with third parties (provided that the Board Observer shall, for the avoidance of doubt, be communicated the nature and content of such discussions (or materials) referenced in this clause (c) orally during in person or telephonic meetings of the Borrower Representative’s Board.

4.2 Waivers. Agent and Lenders hereby waive any Event of Default (i) due to the Change in Control in connection with the sale and issuance of Series B Preferred Stock of Borrower Representative on or about the date hereof pursuant to that certain Series B Preferred Stock Purchase Agreement, dated on or about the date hereof, by and among Borrower Representative and the Purchasers (as defined therein), (ii) due to any failure to comply with Section 6.10 of the Loan Agreement with respect to the Equity Financing Milestone required to be achieved no later than March 31, 2020, or (iii) under Section 8.3 of the Agreement arising due to events or circumstances prior to the date hereof. The foregoing waivers shall be limited to the specific facts and circumstances described herein, and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (b) create a course of dealing with respect to Events of Default, or (c) otherwise prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with other term or condition of any Loan Document. Agent and Lenders shall be entitled to demand strict compliance with any other term or condition of the Loan Documents, as the same are amended by this Amendment.

5. GENERAL PROVISIONS

5.1 Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement and this Amendment shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of the Loan Documents entered into in connection with the Agreement.

5.2 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

5.3 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5.4 This Amendment shall constitute a Loan Document. Accordingly, the provisions of Section 11 of the Agreement shall likewise apply to this Amendment.

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[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

BORROWER:

OUSTER, INC.

By	/s/ Mark A. Frichtl
Name:	Mark A. Frichtl
Title:	Chief Technology Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]

AGENT:

RUNWAY GROWTH CREDIT FUND INC.

By	/s/ David Spreng
Name:	David Spreng
Title:	Chief Executive Officer

LENDER

RUNWAY GROWTH CREDIT FUND INC.
By	/s/ David Spreng
Name:	David Spreng
Title:	Chief Executive Officer